Exhibit 10.22
SECOND AMENDMENT
TO CREDIT AGREEMENT
This Second Amendment to Credit Agreement (this “Amendment”) dated and effective as of February 16, 2024 (the “Second Amendment Effective Date”) by and among FASTLY, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities party hereto (the “Lenders”) and SILICON VALLEY BANK, A DIVISION OF FIRST-CITIZENS BANK & TRUST COMPANY (“SVB”), as the Administrative Agent (SVB, in such capacity, the “Administrative Agent”), and as the Issuing Lender and the Swingline Lender.

W I T N E S S E T H:
WHEREAS, the Borrower, the Administrative Agent, the Issuing Lender and the Swingline Lender are parties to that certain Credit Agreement dated as of February 16, 2021 (as amended by that certain First Amendment to Credit Agreement dated as of June 28, 2023 and as further amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to modify and amend certain terms and conditions of the Credit Agreement, subject to the terms and conditions contained herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Capitalized Terms. All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement or in the other Loan Documents, as applicable.
2.Amendments to the Credit Agreement.
(a)Amended/New Definitions in the Credit Agreement.
(i)The following new definition is hereby inserted into Section 1.1 of the Credit Agreement in its applicable alphabetical order:
“    “Second Amendment Fee Letter”: the letter agreement dated as of February 16, 2024, by and between the Borrower and the Administrative Agent.”
(ii)The following terms and their respective definitions set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and replaced with the following:
“    “Loan Documents”: this Agreement, each Security Document, each Note, the Fee Letter, the Second Amendment Fee Letter, each Assignment and Assumption, each Compliance Certificate, each Increase Joinder, each Notice of Borrowing, each Notice of Conversion/Continuation, the Solvency Certificate, the Collateral Information Certificate, each L/C-Related Document, each subordination or intercreditor agreement and any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 3.10, or otherwise, and any amendment, waiver, supplement or other modification to any of the foregoing.”
“    “Revolving Termination Date”: June 14, 2024.”
3.Amendment to Schedules to Credit Agreement. Schedule 4.15 to the Credit Agreement is hereby deleted in its entirety and Schedule 4.15 attached as Annex A hereto is substituted therefor. Each of the other existing Schedules to the Credit Agreement will remain in full force and effect.

4.Conditions Precedent to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:
(a)This Amendment shall have been duly executed and delivered by the respective parties hereto. The Administrative Agent shall have received a fully executed copy hereof.
(b)All necessary consents and approvals to this Amendment shall have been obtained.
(c)Immediately after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
(d)The representations and warranties set forth in Section 5 of this Amendment shall be true and correct on the Second Amendment Effective Date.
(e)The Administrative Agent shall have received (i) the Second Amendment Fee Letter, duly executed and delivered by the Borrower, and (ii) all amounts required to be paid pursuant to the Second Amendment Fee Letter.
(f)The Administrative Agent shall have received the results of a recent lien search in each of the Loan Parties’ jurisdictions of organization and each other jurisdiction reasonably required by the Administrative Agent, and such searches shall reveal no Liens on any of the assets of the Loan Parties, except for Liens permitted by Section 7.3 of the Credit Agreement.
(g)The Administrative Agent shall have received (i) a certificate of each Loan Party, dated as of the Second Amendment Effective Date and executed by the Secretary, Managing Member or equivalent officer of such Loan Party, substantially in the form of Exhibit C to the Credit Agreement, with appropriate insertions and attachments, including (A) the Operating Documents of such Loan Party certified, in the case of formation documents, as of a recent date by the secretary of state or similar official of the relevant jurisdiction of organization of such Loan Party, (B) the relevant board resolutions or written consents of such Loan Party adopted by such Loan Party for the purposes of authorizing such Loan Party to enter into and perform the Loan Documents to which such Loan Party is party, and (C) the names, titles, incumbency and signature specimens of those representatives of such Loan Party who have been authorized by such resolutions and/or written consents to execute Loan Documents on behalf of such Loan Party, (ii) a long form good standing certificate for each Loan Party from its respective jurisdiction of organization, and (iii) certificates of foreign qualification from each jurisdiction where the failure of a Loan Party to be qualified could reasonably be expected to have a Material Adverse Effect.
5.Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)This Amendment is, and each other Loan Document to which it is or will be a party, when executed and delivered by each Loan Party that is a party thereto, will be the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.
(b)Immediately after giving effect to this Amendment, the representations and warranties set forth in this Amendment, the Credit Agreement, as amended by this Amendment and after giving effect hereto, and the other Loan Documents to which it is a party (i) that is qualified by materiality shall be true and correct, and (ii) that is not qualified by materiality, shall be true and correct in all material respects, in each case, on and as of such date as if made on and as of such date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or all respects, as applicable) as of such earlier date.
6.Payment of Costs and Fees. The Borrower shall pay to the Administrative Agent all reasonable costs, out-of-pocket expenses, and fees and charges of every kind in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs include, without limitation, the reasonable fees and expenses of any attorneys retained by the Administrative Agent) to the extent provided in Section 10.5 of the Credit Agreement.
7.Choice of Law. This Amendment and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the New York. Section 10.14 of the Credit Agreement is hereby incorporated by reference.
8.Counterpart Execution. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.
9.Effect on Loan Documents.
(a)The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a modification or waiver of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document except as expressly set forth herein. The modifications and other agreements herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse any non-compliance with the Loan Documents, and shall not operate as a consent or waiver to any matter under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Amendment shall control.
(b)To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.
(c)This Amendment is a Loan Document.
10.Entire Agreement. This Amendment, and terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.
11.Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
12.No Novation.  By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, an amendment to the terms of a pre-existing indebtedness and related agreement.

13.Reaffirmation of Obligations. Each Loan Party hereby restates, ratifies and reaffirms its obligations under each Loan Document to which it is a party, effective as of the date hereof and amended hereby. Each Loan Party hereby further ratifies and reaffirms the validity and enforceability of all of the Liens heretofore granted, pursuant to and in connection with the Guarantee and Collateral Agreement or any other Loan Document to the Administrative Agent on behalf and for the benefit of the Lenders and the Issuing Lender, as collateral security for the obligations under the Loan Documents, in accordance with their respective terms, and acknowledges that all of such Liens, and all collateral heretofore pledged as security for such obligations, continues to be and remain collateral for such obligations from and after the date hereof.
[Signature pages follow]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:

FASTLY, INC. By: /s/ Ronald Kisling Name: Ronald Kisling Title: Chief Financial Officer

[Signature Page to Second Amendment to Credit Agreement]

ADMINISTRATIVE AGENT AND LENDER:

FIRST-CITIZENS BANK & TRUST COMPANY
By:    /s/ Robert MacNamara
Name: Robert MacNamara
Title: Vice President

[Signature Page to Second Amendment to Credit Agreement]

ANNEX A
[see attached]

Schedule 4.15
Subsidiaries

Name of Subsidiary	Jurisdiction of Organization or Formation	Organizational Identification Number	Percentage of Equity Interests Owned
Certainly LLC	Delaware, USA	5643184	100% Fastly, Inc.
Domain Research, LLC	California, USA	201507010406	100% Fastly, Inc.
Fanout, Inc.	California, USA	3426987	100% Fastly, Inc.
Glitch, Inc.	Delaware, USA	3283730	100% Fastly, Inc.
Signal Sciences, LLC	Delaware, USA	3459688	100% Fastly, Inc.
Fastly Australia Pty Ltd	Australia	630 011 282	100% Fastly International (Holdings) Limited
Fastly Canada Inc.	Canada	BC1198830	100% Fastly International (Holdings) Limited
Fastly GmbH	Germany	HRB 25110	100% Fastly International (Holdings) Limited
Fastly India Private Limited	India	301653	99% Fastly International (Holdings) Limited and 1% Fastly Limited
Fastly Kabushiki Kaisha	Japan	0104-01-117015	100% Fastly, Inc.
Fastly Netherlands B.V.	Netherlands	83083154	100% Fastly International (Holdings) Limited
Fastly SG Pte. Ltd.	Singapore	202129865D	100% Fastly International (Holdings) Limited
Fastly Cloud Iberica S.L.	Spain	B88490644	100% Fastly International (Holdings) Limited
Fastly Sweden AB	Sweden	559183-4014	100% Fastly International (Holdings) Limited
Fastly International (Holdings) Limited	United Kingdom	8931802	100% Fastly, Inc.
Fastly International Technology Limited	United Kingdom	8931814	100% Fastly, Inc.
Fastly Limited	United Kingdom	8656087	100% Fastly International Technology Limited